EXHIBIT 99.1

NGP Capital Resources Company Announces Second Quarter 2009 Financial Results and Portfolio Activity

HOUSTON, Aug. 11, 2009 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced its financial results for the second quarter ended June 30, 2009.

Highlights for the quarter ended June 30, 2009:

 Stockholders' equity:  $237.6 million
 Net asset value per share:  $10.99

 Operating Results:
 Net decrease in stockholders' equity (net assets) from operations:
  $2.6 million
 Net investment income:  $1.9 million
 Net realized capital loss on portfolio securities, corporate notes and commodity derivative instruments:  $.05 million (before taxes)
 Net increase in unrealized depreciation on portfolio securities, corporate notes and commodity derivative instruments:  $4.4 million
 Dividends declared per common share:  $0.12

 Portfolio and Investment Activity:
 New investments made in portfolio companies during period:
  $12.8 million
 Total invested in portfolio companies at June 30, 2009:
  $274.3 million
 Number of portfolio companies at June 30, 2009:  18

Portfolio and Investment Activity

During the quarter ended June 30, 2009, the Company funded $12.8 million to existing portfolio companies and received $33.5 million in repayments. The Company did not add any new companies to its portfolio during the second quarter of 2009. At June 30, 2009, the Company's targeted investment portfolio consisted of eighteen portfolio companies totaling $274.3 million. The Company had commitments to fund an additional $6.4 million approximately on total committed amounts of $280.5 million.

The weighted average yield on targeted portfolio investments (excluding revenue from hedging transactions) was 4.09% at June 30, 2009. The weighted average yield on investments in corporate notes was 5.82%, on investments in U.S Treasury Bills and cash equivalents was 0.06% and 0.05%, respectively, as of June 30, 2009. The weighted average yield on the Company's total capital invested at June 30, 2009 was 3.34%.

Operating Results - Three months ended June 30, 2009

Investment income totaled $5.5 million for the quarter ended June 30, 2009, with $6.2 million attributable to interest from the Company's targeted portfolio investments, $1.9 million attributable to income from commodity derivative instruments, $2.8 million net loss attributable to royalty income net of amortization and $0.2 million net income attributable to investments in corporate notes, cash equivalents and fee income from third parties and affiliates. Operating expenses for the quarter ended June 30, 2009 were $4.0 million and included $1.6 million of advisory and management fees, $1.1 million of interest expense and credit facility fees and $1.3 million of general and administrative expenses. The resulting net investment income for the second quarter of 2009, including a $0.4 million tax benefit, was $1.9 million.

For the three months ended June 30, 2009, the Company experienced a net increase in unrealized depreciation of $4.4 million, consisting of a $3.0 million decrease in targeted portfolio fair value, a $3.1 million decrease in the fair value of commodity derivative instruments and a $1.7 million increase in the fair value of corporate notes. The decrease in targeted portfolio fair value was largely a result of changes in the estimated current market values of underlying assets. The decrease in the fair value of commodity derivative instruments was a result of the reversal of 2008 unrealized appreciation due to realizations in the second quarter of 2009.

Overall, we had a net decrease in stockholders' equity (net assets) resulting from operations of $2.6 million, or $0.12 per common share for the three months ended June 30, 2009 and dividends declared during the period of $0.12 per common share, resulting in stockholders' equity (net assets) per common share of $10.99 as of June 30, 2009.

Subsequent Events

In May of this year, Nighthawk Transport I, LP and its subsidiaries (collectively, "Nighthawk") defaulted under the terms of its senior credit facility. Nighthawk was unable to restructure its obligations under the senior credit facility and on July 10, 2009 filed a voluntary petition under Chapter 7 of the United States Bankruptcy Code. The Company holds a 16.98% participation in a $109 million senior secured, second lien facility for Nighthawk. As of July 21, 2009, the outstanding balance due to the Company under this facility was $14.5 million and as of June 30, 2009, NGPC recorded its investment in Nighthawk at a fair value of zero. Although NGPC is pursuing its claims, it does not expect a material recovery.

On July 20, 2009, the Company closed a recapitalization transaction with Alden Resources, LLC ("Alden"), a Kentucky-based specialty coal producer. As part of the recapitalization, NGPC Asset Holdings, LP, a wholly-owned subsidiary of the Company, purchased $5.8 million of preferred units representing substantially all of the equity interest in Alden. The proceeds of the preferred equity issuance will be used for capital expenditures, working capital, and general corporate purposes. In addition to acquiring a majority ownership position, NGPC will hold a majority of the seats on the board of directors of Alden. NGPC also restructured its existing $36.5 million Senior Secured Credit Facility with Alden into an amended and restated $60 million two tranche Senior Secured Credit Facility with initial funded amounts of $20 million in Tranche A Notes and $19.5 million in Tranche B Notes. The Tranche A and Tranche B Notes bear interest at LIBOR plus 9%, with a LIBOR floor of 3%. Both the Tranche A Notes and the Tranche B Notes have the option to pay interest in kind (PIK) at a coupon rate of LIBOR plus 12%, with a LIBOR floor of 3%.

On July 16, 2009, the Company repaid the entire $75 million balance on its Treasury Credit Facility with proceeds from the sale of its treasury securities. There are no plans to renew or extend the Treasury Credit Facility at its maturity on August 31, 2009. In addition, on July 9, 2009, the Company repaid the outstanding balance of its Investment Credit Facility, leaving the Company with no debt. The Company is currently in discussions with its bank group to extend the Investment Credit Facility beyond its current maturity of August 31, 2010. The $87.5 million currently available under the Investment Credit Facility, combined with approximately $19 million of cash currently held on the balance sheet, should provide sufficient liquidity to make additional investments it deems appropriate.

On July 31, 2009, BSR Loco Bayou, LLC ("BSR") repaid in its entirety its $2.72 million Senior Secured Multiple Advance Term Loan and accrued interest of $0.27 million. NGPC continues to hold its overriding royalty interest and warrants in BSR.

Conference Call at 11:00 a.m. Eastern Time on August 11, 2009

The Company invites all interested persons to participate in its conference call on August 11, 2009 at 11:00 a.m. Eastern Time. The dial-in number for the call is (800) 967-7143. International callers should dial (719) 457-2643.

The Company will maintain an audio replay of the call from 2:00 p.m. Eastern Time on August 11, 2009 through midnight Tuesday, August 18, 2009. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 4543729. The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com.

                      NGP CAPITAL RESOURCES COMPANY
                       CONSOLIDATED BALANCE SHEETS

                                          June 30, 2009  Dec. 31, 2008
                                          -------------  -------------
                                           (Unaudited)
 Assets
   Investments in portfolio securities
    at fair value (cost: $273,750,848
    and $294,432,215, respectively)       $ 199,368,528  $ 244,229,568
   Investments in corporate notes at
    fair value (cost: $11,563,571 and
    $11,586,899, respectively)                7,824,900      6,350,000
   Investments in commodity derivative
    instruments at fair value (cost:
    $269,525 and $774,095, respectively)      1,400,375      8,212,872
   Investments in U.S. Treasury Bills,
    at amortized cost which approximates
    fair value                               76,151,096             --
                                          -------------  -------------
     Total investments                      284,744,899    258,792,440
                                          -------------  -------------

   Cash and cash equivalents                 37,678,624    133,805,575
   Interest receivable                        3,521,030      2,410,360
   Prepaid assets and other current assets      995,853      1,940,282
   Deferred tax assets                        6,509,431        200,000
                                          -------------  -------------
     Total current assets                    48,704,938    138,356,217
                                          -------------  -------------

   Deferred tax assets                               --      3,600,000
                                          -------------  -------------

     Total assets                         $ 333,449,837  $ 400,748,657
                                          =============  =============

 Liabilities and stockholders' equity
  (net assets)
 Current liabilities
   Accounts payable and accrued expenses  $     507,387  $     512,926
   Management and incentive fees payable      1,647,178      2,016,214
   Dividends payable                          2,595,384      8,867,563
   Income taxes payable                          90,605      3,529,308
   Current portion of long-term debt         75,000,000     75,000,000
                                          -------------  -------------
     Total current liabilities               79,840,554     89,926,011
                                          -------------  -------------

 Deferred tax liabilities                       980,346             --
 Long-term debt, less current portion        15,000,000     45,000,000
                                          -------------  -------------

 Total liabilities                           95,820,900    134,926,011
                                          -------------  -------------

 Commitments and contingencies

 Stockholders' equity (net assets)
  Common stock, $.001 par value,
   250,000,000 shares authorized;
   21,628,202 shares issued and
   outstanding                                   21,628         21,628
  Paid-in capital in excess of par          315,184,191    315,184,191
  Undistributed net investment
   income (loss)                             (2,571,090)    (3,420,716)
  Undistributed net realized
   capital gain (loss)                        1,984,349      2,038,312
  Net unrealized appreciation
   (depreciation) of portfolio
   securities, corporate notes
   and commodity derivative instruments     (76,990,141)   (48,000,769)
                                          -------------  -------------

     Total stockholders' equity
      (net assets)                          237,628,937    265,822,646
                                          -------------  -------------

 Total liabilities and stockholders'
  equity (net assets)                     $ 333,449,837  $ 400,748,657
                                          =============  =============

 Net asset value per share                $       10.99  $       12.29
                                          =============  =============

                      NGP CAPITAL RESOURCES COMPANY
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                               (Unaudited)

                          For the Three             For the Six
                           Months Ended             Months Ended
                    ----------------------- -------------------------
                      June 30,    June 30,     June 30,     June 30,
                       2009        2008         2009         2008
                    ----------- ----------- ------------ ------------
 Investment income
   Interest income  $ 6,372,337 $ 7,578,124 $ 12,566,875 $ 16,530,241
   Royalty income
    (loss), net of
    amortization     (2,773,803)    574,589   (3,668,103)   1,120,438
   Commodity
    derivative
    income, net of
    expired options   1,880,229          --    5,054,081           --
   Other income          57,940      44,520      116,739       84,890
                    ----------- ----------- ------------ ------------

     Total
      investment
      income          5,536,703   8,197,233   14,069,592   17,735,569
                    ----------- ----------- ------------ ------------

 Operating expenses
   Management fees    1,647,178   1,838,009    3,481,026    3,638,215
   Professional fees    319,899     224,390      486,626      433,369
   Insurance expense    199,959     198,812      400,180      397,629
   Interest expense
    and fees          1,096,709   1,440,572    2,094,551    3,881,648
   State and excise
    taxes                 7,066      23,196       12,685       32,712
   Other general and
    administrative
    expenses            745,589     713,063    1,542,538    1,451,664
                    ----------- ----------- ------------ ------------

     Total operating
      expenses        4,016,400   4,438,042    8,017,606    9,835,237
                    ----------- ----------- ------------ ------------

 Net investment
  income (loss)
  before income
  taxes               1,520,303   3,759,191    6,051,986    7,900,332

 Benefit (provision)
  for income taxes      376,672          --    1,718,665           --
                    ----------- ----------- ------------ ------------

 Net investment
  income (loss)       1,896,975   3,759,191    7,770,651    7,900,332
                    ----------- ----------- ------------ ------------

 Net realized
  capital gain
  (loss) on
  investments
   Net realized
    capital gain
    (loss) on
    portfolio
    securities,
    corporate notes
    and commodity
    derivative
    instruments         (53,963)         --      (53,963)          --
   Benefit
    (provision) for
    taxes on capital
    gain                     --          --           --           --
                    ----------- ----------- ------------ ------------

     Total net
      realized
      capital gain
      (loss) on
      investments       (53,963)         --      (53,963)          --
                    ----------- ----------- ------------ ------------

 Net increase
  (decrease) in
  unrealized
  appreciation
  (depreciation)
  on portfolio
  securities,
  corporate
  notes and
  commodity
  derivative
  instruments        (4,429,340)  1,611,339  (28,989,372)    (134,823)
                    ----------- ----------- ------------ ------------

 Net increase
  (decrease) in
  stockholders'
  equity (net
  assets) resulting
  from operations   $(2,586,328)$ 5,370,530 $(21,272,684)$  7,765,509
                    =========== =========== ============ ============

 Net increase
  (decrease) in
  stockholders'
  equity (net
  assets) resulting
  from operations
  per common share  $     (0.12)$      0.25 $      (0.98)$       0.36
                    =========== =========== ============ ============

                                     For the Three     For the Six
                                     Months Ended      Months Ended
 Per Share Data  (1)               June 30, June 30, June 30, June 30,
                                     2009     2008     2009     2008
                                   -------  -------  -------  -------

 Net asset value,
  beginning of period              $ 11.23  $ 14.04  $ 12.29  $ 14.30
                                   -------  -------  -------  -------

 Net increase in net assets
  from secondary public offering        --     0.19       --     0.22
                                   -------  -------  -------  -------

 Net asset value after public
  offering                           11.23    14.23    12.29    14.52
                                   -------  -------  -------  -------

 Net investment income                0.09     0.18     0.36     0.37
 Net realized and unrealized
  gain (loss) on portfolio
  securities, corporate notes
  and commodity derivative
  instruments                        (0.21)    0.07    (1.34)   (0.01)
                                   -------  -------  -------  -------
 Net increase (decrease) in
  stockholders' equity (net assets)
  resulting from operations          (0.12)    0.25    (0.98)    0.36
                                   -------  -------  -------  -------

 Net asset value before dividends    11.11    14.48    11.31    14.88

 Dividends declared                  (0.12)   (0.40)   (0.32)   (0.80)
                                   -------  -------  -------  -------

 Net asset value, end of period    $ 10.99  $ 14.08  $ 10.99  $ 14.08
                                   =======  =======  =======  =======

 (1) Per Share Data is based on common shares outstanding at end of period.

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management. NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $9.3 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

The NGP Capital Resources Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4362

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Dan Schockling (dschockling@ngpcrc.com), Hans Hubbard (hhubbard@ngpcrc.com), or Chris Ryals (cryals@ngpcrc.com), 713-752-0062.

INVESTOR RELATIONS CONTACT: Steve Gardner (investor_relations@ngpcrc.com), 713-752-0062.

CONTACT:  NGP Capital Resources Company
          Investor Relations Contact:
          Steve Gardner
          713-752-0062
          investor_relations@ngpcrc.com